                                                                   EXHIBIT 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated February 21, 1996 relating to the financial statements of SEDA Specialty Packaging Corp. and its subsidiaries, which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedule for the three years ended December 31, 1995 listed under Item 16(b) of this Registration Statement when such schedule is read in conjunction with the financial statements referred to in our report. We also consent to the reference to us under the heading "Experts" in such Prospectus.




PRICE WATERHOUSE LLP


Costa Mesa, California
June 14, 1996

                                                                   EXHIBIT 23.2
                                                                   (Cont.)




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of SEDA Specialty Packaging Corp. of our report dated August 14, 1995, except as to Notes 3 and 10 which are as of August 21, 1995, relating to the financial statements of American Safety Closure Corp. and Subsidiary, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.




PRICE WATERHOUSE LLP


Costa Mesa, California
June 14, 1996